POWER OF ATTORNEY

      The undersigned hereby constitutes and appoints Georgiy Nikitin and Daniel
Bradford   (each   an   "Attorney")   as   the  undersigned's  true  and  lawful
attorneys-in-fact to:

      (1) execute for and on behalf of the undersigned, personally and in the undersigned's capacity as the Managing Member of BIP GP LLC and President of Weiss Asset Management LP, the following documents (the "Authorized Documents"):
Schedules 13D, 13G and 13F, Forms 3, 4, and 5 (and any and all amendments required thereto in the reasonable opinion of the Attorney), and any other forms and/or schedules required to be filed on behalf of myself, Weiss Asset Management LP or BIP GP LLC to comply with the Securities Exchange Act of 1934, as amended, the rules thereunder, and the rules of any stock exchange or similar authority;

       (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or appropriate to complete and execute any such Authorized Documents and timely file such Authorized Documents with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

       (3) take any other action of any type whatsoever in connection with respect to the foregoing which, in the reasonable good faith opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's reasonable good faith discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934, as amended.

      This Power of Attorney shall remain in full force and effect until it is revoked by the undersigned in a signed writing or if earlier, the Attorney is no longer an employee of Weiss Asset Management LP or one of its affiliates.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of January, 2013.



                                           By: /s/ Andrew M. Weiss
					      --------------------
                                           Name: Andrew M. Weiss